Exhibit 10.1

BUSINESS PROCESSING and MARKETING SERVICES AGREEMENT

THIS AGREEMENT made as of the 9th January 2009 (“Effective Date”)

BETWEEN:

IA Global, Inc.

A company incorporated under the laws of the State of Delaware <>

And having its registered office at

101 California St, Suite 2450,

San Francisco, California 94111, USA

and having a subsidiary called Global Hotline Philippines

(hereinafter referred to as the “Business Processing and Marketing Partner”);

- and -

HTMT Global Solutions Limited

A company incorporated under the laws of India <>

and having its registered / principal office at

In-center, 49/50, MIDC, 12th Road , Andheri(East),

Mumbai 400 093, India ; and having a Registered Branch

in Philippines at HTMT Cyberpark

86 E Rodriguez Ave. Brgy Ugong Norte

Quezon City 1110 Philippines

(hereinafter referred to as the “Principal”)

WITNESSETH THAT:

WHEREAS the Principal is carries on the business of operating and managing call centers/back office processing centers; at different geographical locations including managing such operations from a registered branch in Philippines;

AND WHEREAS the Business Processing and Marketing Partner is also a Business Process Outsourcing Services company & it carries on the business of managing call centers/back office processing centers.

AND WHEREAS the Business Processing and Marketing Partner has agreed to utilize the services of the Principal in various countries and territories more particularly in Philippines, excluding Japan, market on a best efforts basis;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

ARTICLE I - DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following words and phrases shall bear the meanings prescribed herein:

(i)	“Agreement” shall mean this agreement;

(ii)

“Client(s)” shall mean the prospects and clients solicited by the Business Processing and Marketing Partner and referred to the Principal by the Business Processing and Marketing Partner for use of the Principal’s Services;

(iii)

“ITES” shall stand for information technology enabled services and shall mean inbound outbound call centre CRM services, claims processing services or any other back office process outsourced by the Client(s) including voice and non-voice based services only;

(iv)	“Business Processing and Marketing Partner” shall mean IA Global Inc, a company incorporated under the laws of State of Delaware, USA , and its successors and assigns;

(v)

“Principal” shall mean HTMT Global Solutions Limited, a company incorporated under the Companies Act, 1956 and validly existing under the laws of India and having its registered office at In Centre, 49/50 MIDC, 12th Road, Marol, Andheri (East) Mumbai 400 093 , India; and its successors and assigns;

(vi)

“Party” shall mean either the Business Processing and Marketing Partner or the Principal individually, as the context may require, and “Parties” shall mean both the Business Processing and Marketing Partner and the Principal;

(vii)	“Representatives” shall mean and include, sub-contractors and representatives, affiliates & subsidiaries of the parties ;

(viii)	“Services” shall mean and include ITES services to be provided by the Principal, from time to time, to the Clients in the manner and on the terms agreed upon between the Client and the Principal;

(ix)	“Term” shall mean the period of 3 years from the Effective Date of this Agreement.

1.2	Any reference to currency herein shall be to United States Dollars, unless otherwise expressly provided.

ARTICLE II – JOINT BUSINESS PROCESSING and MARKETING

2.1       The Business Processing and Marketing Partner agrees that the those cases wherein it does not have either appropriate capacity, accreditation, or technical infrastructure to fulfill the requirements or specifications of its own clients or prospective clients that it shall, after diligent consultation with the Principal, outsource its excess inbound and outbound call center campaigns and back office processing campaigns to the Principal. The Business Processing and Marketing Partner and the Principal shall jointly work together to negotiate of the terms and conditions of any agreements with the Clients for the provision of Services.

2.2       The Business Processing and Marketing Partner agrees to market (either directly or through Representatives) the Services of the Principal to Clients on a best efforts basis. The Business Processing and Marketing Partner shall extend complete co-operation to the Principal, including assisting in negotiation of the terms and conditions of any agreements with the Clients for the provision of Services.

2.3       Principal agrees that the Business Processing and Marketing Partner is the owner and manager of all introduced Client relationships and that all billing to introduced Clients will be made by the Business Processing and Marketing Partner. The Principal shall be entitled to communicate directly with the Clients for operational matters or otherwise in discharging its duties and obligations under this contract.

2.4       Business Processing and Marketing Partner agrees to refer financially sound and reputable potential customers to Principal for ITES services. Business Processing and Marketing Partner covenants and agrees that it will not, without Principal’s prior written approval: (i) make any commitments on behalf of, or take any action that may obligate, Principal; (ii) make any representations concerning Principal, other than as to information supplied to it by Principal or found to be a publicly verifiable fact; (iii) knowingly or negligently make any untrue statement of a material fact concerning Principal; or (iv) provide any written materials relating to Principal to any third party other than as specifically authorized by the other party.

2.5       Principal will provide Business Processing and Marketing Partner with marketing material, including any business and financial information required to make introductions to potential customers, all of which shall be subject to the Confidentiality section of this Agreement.

2.6       The Principal hereby covenants and agrees not to solicit the business of a Client, nor to engage any Representative or other third party to solicit the business of a Client who has already been contacted by the Business Processing and Marketing Partner. For purposes of clarification, the Principal shall be prohibited from dealing with the group/department/division/unit within the company or the branch, department or subsidiary of Client with whom the Business Processing and Marketing Partner has made contact. The Business Processing and Marketing Partner agrees to advise the Principal in writing of the contacts it has initiated, within a reasonable time of having made the contact. Following such notification, and within a reasonable time period thereafter, Principal shall advise Business Processing and Marketing Partner if Principal or its Representatives have an existing relationship with such Client and supply proof of such preexisting relationship. If there is a preexisting relationship between Principal and Client, Principal shall have the right, in its sole discretion, to pursue that relationship independent of this Agreement and no fees hereunder shall apply. Alternatively, Principal may retain Business Processing and Marketing Partner under this Agreement to strengthen the existing relationship, in which case, such fees as may be mutually discussed and agreed upon shall be payable. In the event that a contact to a Client has been made concurrently by the Principal and the Business Processing and Marketing Partner, the Parties shall mutually discuss such cases and make best efforts to amicably resolve any differences, without resort to litigation in mutual interest. The Principal shall have a Right of First Refusal to accept or decline a prospect client referred to by the Business Processing and Marketing Partner. The Prinicipal shall exercise this right within a reasonable period of time during which the Business Processing and Marketing Partner will not refer the clients to any other third party.

2.7        Nothing herein shall require that the Business Processing and Marketing Partner provide its marketing services exclusively to the Principal and the Business Processing and Marketing Partner is free to provide its marketing services to others providing services similar to or competitive with the Principal. It is further agreed that in only the event that the Business Processing and Marketing Partner makes a proposal to the Client for the services of the Principal, which the Client declines, in writing with reasoned terms of not accepting the proposal and a copy thereof is made available to the Principal, then the Business Processing and Marketing Partner is not stopped from then marketing the services of any other service partner to that same Client, whether or not the latter is a competitor of the Principal.

2.8       Business Processing and Marketing Partner must submit a referral approval form (“Referral Approval Form”), attached and incorporated herein by reference as Exhibit A, for each potential customer it refers to Principal (a “Referral”). The Referral Approval Form shall specify, among other things, the division, unit or affiliate of the Referral with whom negotiations will be held and the specific services that will be offered to the Referral (“Specified Services”). Principal shall have the sole right to accept or reject a Referral without penalty. A rejected Referral shall not be subject to this Agreement.

2.9        Where Principal accepts a Referral, Business Processing and Marketing Partner shall make the introduction and, at its sole discretion, work with the Principal to initiate discussions with that referred entity. If the discussions result in a contract for the Specified Services, the payment terms for such will be determined on a case by case basis and those payment terms shall be annexed to this agreement.

2.10      If a Referral is accepted, but the discussions do not result in a contract for the Specified Services or in the event that there are no discussions or any progress whatsoever on the said Referral, any further discussions initiated or contract signed with the Referral after a period of 6 months post the date the acceptance of the Referral by the Principal shall not be subject to this Agreement.

2.12       The terms of non-circumvention shall not apply where, after acceptance of a Referral, Principal: (i) seeks business with a division, unit, or affiliated company of the Referral not specified on the Referral Approval Form; (ii) seeks to perform services for the Referral other than the Specified Services delineated on the Referral Approval Form; (iii) purchases a majority stake in the Referral; or (iv) purchases a majority stake in a company negotiating or doing business with the Referral for the Specified Services.

ARTICLE III - CONSIDERATION & PAYMENT TERMS

3.1       In the event that the Business Processing and Marketing Partner, or its Representative, executes a contract with the Client, the Business Processing and Marketing Partner shall pay to the Principal a fee to be negotiated on a case by case basis from the gross receipts for the term of the contract and any extensions, amendments, modifications or supplements thereto thereof. The Parties shall ensure that they shall document and annex to this Agreement, any additional Client/s or additional business/es from an existing Client hereunder. The parties shall enter into specific documents namely “Statement of Work” or by any other name called, detailing the deliverables and scope of work of the Principal, payment of fees, reimbursement of pass through expenses and all other salient terms and conditions governing the rights and obligations of the parties for each specific contract awarded by the client of the Business Processing and Marketing Partner.

3.2       Gross receipts shall include the fees actually received by the Business Processing and Marketing Partner from the Client for the provision of Services, Gross receipts shall exclude fees that were invoiced but unpaid by Client for any reason (for purposes of clarity, Gross receipts shall be net of all discounts of any kind whatsoever and net of any commissions paid by the Business Processing and Marketing Partner to its agents or marketing affiliates) but inclusive of pass-through expenses, comprised of non-service related costs reimbursed to the Business Processing and Marketing Partner.

3.3       The Principal shall raise the Invoices under each specific Statement of Work to the Business Processing and Marketing Partner on or before the tenth (10th) day of the following month for services rendered under this agreement for the previous month .

3.4       The Business Processing and Marketing Partner shall pay the Principal’s invoice within seven (7) days from which the Business Processing and Marketing Partner receives full payment as against the relevant invoice from the Client and in no event later than thirty five (35) days from the date of raising the invoice by the Principal for fees receivable; whichever is earlier. The Principal shall claim a penal interest of 2% per month in the event the Business Processing and Marketing Partner makes a delay in payment of the fess to the Principal, as otherwise stated above.

3.5       The Parties agree that they shall each bear their own out-of-pocket expenses incurred by themselves in executing a contract with a Client. No amounts shall be due to either Party in the event that a definitive agreement is not executed between Business Processing and Marketing Partner and a potential Client or in an event where post the expiry of this Agreement either a fresh contract is signed with Client for new services or an existing contract with a Client is renewed.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

4.1	The Principal hereby represents and warrants to the Business Processing and Marketing Partner that:

(i)

the Principal is a company duly incorporated under the laws of the India and has been duly authorized by all necessary and appropriate action to enter into this Agreement and to consummate the transactions contemplated herein;

(ii)	the Principal has the requisite rights and powers to grant and convey to the Business Processing and Marketing Partner the covenants, commitments and undertakings set forth herein;

(iii)	the Principal is conducting its business in a manner permitted by law and is not in violation of any law, regulation, rule or order passed by any authority;

(iv)	the Principal has not committed any of the following acts; and no notice of the following has been served with respect to the Principal:

(a)	obtained an order, or made an application to a court for an order that the Principal be wound up; that a liquidator or receiver be appointed or that the Principal be placed into bankruptcy;

(b)	a resolution for the winding-up of the Principal or the proposal for such a resolution;

(c)	the convening of a meeting or the passing of a resolution to appoint a liquidator for the Principal;

(d)	a declaration by the Principal that it is insolvent or an admission in writing of its inability to pay its debts generally as they become due;

(e)

the making of an assignment for the benefit of its creditors; the making of a proposal or the availing of any provisions for relief under bankruptcy or companies creditors’ arrangement legislation or any similar legislation in the jurisdiction in which it carries on business;

(f)	the appointment of a receiver, manger, receiver and manager or receiver-manager of all or part of the assets;

(g)	the taking of any action to seize, attach, take possession of or appoint a liquidator, receiver, manager, receiver and manager or receiver-manager of all or part of the assets of the Principal.

(v)	the Principal is competent and capable of providing the Services in the manner agreed upon herein and has the necessary infrastructure, human resources and the expertise to provide the Services;

(vi)

neither the representations and warranties of the Principal herein nor any factual statements contained in this Agreement omits to state a material fact necessary in order to make the representations, warranties and statements herein not misleading.

4.2	The Business Processing and Marketing Partner hereby represents and warrants to the Principal that:

(i)

the Business Processing and Marketing Partner is a company duly incorporated under the laws of the State of Delaware and has been duly authorized by all necessary and appropriate action to enter into this Agreement and to consummate the transactions contemplated herein;

(ii)

the Business Processing and Marketing Partner is conducting its business in the manner permitted by law and is not in violation of any law, regulation, rule or order passed by any authority having jurisdiction;

(iii)	the Business Processing and Marketing Partner has no conflict of interest in negotiating the best terms for the Principal;

(iv)

the Business Processing and Marketing Partner shall be wholly transparent in his business dealings and shall advise the Principal in advance if he is representing another principal for the same contract (for purposes of this provision, the Business Processing and Marketing Partner shall have complied with his obligation hereunder if he sends an e-mail or fax to the Principal advising of same) subject to the provisions of clause 2.6 ;

(v)

no order has been issued, and there has been no application made to a court for an order, either appointing a liquidator, receiver or manager of the Business Processing and Marketing Partner or of any of its assets, or placing the Business Processing and Marketing Partner into bankruptcy;

(vi)

neither the representations and warranties of the Business Processing and Marketing Partner herein nor any factual statements contained in this Agreement omits to state a material fact necessary in order to make the representations, warranties and statements herein not misleading;

(vii)	the Business Processing and Marketing Partner is competent and capable, and has the necessary expertise for providing the marketing services agreed upon;

(viii)	the representations and warranties of the Business Processing and Marketing Partner and the factual statements relating thereto are not misleading or incorrect.

ARTICLE V - UNDERTAKINGS AND COVENANTS

5.1	The Principal hereby undertakes and covenants to:

(i)	not disclose or use the particulars of any Client in any manner except as contemplated under this Agreement;

(ii)	not divert or cause to be diverted the business of the Client to any third party, whether directly or indirectly,

(iii)	to provide the Services in the manner and at the cost agreed to with the Business Processing and Marketing Partner, as the case may be, as per the terms of the agreement signed with the Client,

(iv)	provide the necessary support to the Business Processing and Marketing Partner for the marketing of the Services, including:

(a)	providing details of the Services and marketing materials, including brochures, to the Business Processing and Marketing Partner upon request being made therefore;

(b)	negotiations and discussions with the Business Processing and Marketing Partner concerning on-going project prices during the term of the Client contract and any extensions thereof.

(c)

to the limited & reasonable extent as is permissible under legal and contractual obligations of the Principals with its other clients and partners, amongst others, with due reference to obligations of confidentiality and data protection, ensuring the Principal’s website is online, current and that it contains details about the Services, the infrastructure, the technology , the human resources and expertise, the other partners of the Principal and its Parent Company and any other details which would be of interest to a person desirous of retaining the Services;

(d)	providing assistance to the Business Processing and Marketing Partner in preparing a presentation or demonstration of the Services to the Clients; and

(e)	coordinating with the Business Processing and Marketing Partner with respect to the Services at all times during the Term of this Agreement.

(v)

maintain adequate infrastructure facilities, telecom links, technology, human resources, processes etc for standard BPO Infrastructure, to ensure the Services and the delivery thereof conform to acceptable standards & industry practices , with regard to the nature and quality of Service specified in the agreements as may be executed between the relevant parties viz –the Client, the Business Processing and Marketing Partner and the Principal;

(vi)

not deal with or cause its Representatives to deal with the Client directly in any manner otherwise than as provided in this Agreement for providing its services under the contract and more specifically specified in clause 2.3 and unless mutually agreed between the Business Processing and Marketing Partner and the Principal in writing;

(vii)

obtain the necessary permissions and approvals required to discharge its obligations under the agreements, amongst others, from the applicable governmental, regulatory and other authorities including under the exchange control regulations and keep such approvals and permissions subsisting at all times during the Term;

(viii)

not solicit for hire, or hire, any of the Business Processing and Marketing Partner’s employees, agents, affiliates, network affiliates, or marketing affiliates during the Term and for two (2) years after the expiry or termination of this Agreement, provided however, that this shall not include such instances of an employee of the Business Processing and Marketing Partner responding to an advertisement by the Principal which is targeted to general public in any media whatsoever.

5.2	The Business Processing and Marketing Partner hereby undertakes and covenants to:

(i)	not disclose or use the particulars of the Principal in any manner except as contemplated under this Agreement;

(ii)	not divert or cause to be diverted the potential business from a Client to any third party, whether directly or indirectly;

(iii)

provide all assistance and support required by the Principal in closing a contract with a client, including but not limited to price and contractual terms negotiations for the benefit of the Principal and/or Business Processing and Marketing Partner;

(iv)	to provide and incur all expenditure for putting up the infrastructure, resources etc for non standard call centre facilities as may be required by its clients

(v)

obtain the necessary permissions and approvals required to discharge its obligations under the Agreement, amongst others, from the applicable governmental, regulatory & other authorities including under the exchange control regulations and keep such approvals and permissions subsisting at all times during the Term;

(vi)

actively participate in discussions and negotiations on rate and other terms and conditions including aiding dialogue in the event of a dispute, amongst other, on invoices, delivery and performance. For purposes of clarity, the Business Processing and Marketing Partner shall keep the Principal informed of any information that it may have on extension, renewal and addition of contracts – including any information on the future course of action by any existing or new Client with a view to enable the Principal to address such scenarios more effectively;

(vii)

take written consent from the Principal prior to using the Principal confidential or proprietary information and materials or property, including but not limited to trademark, trade-name or logo or place any write-up or any material on or about the Principal either on the worldwide web or post it otherwise physically either directly or indirectly.

(viii)

take prior written consent from the Principal before making any representations to any prospective or existing Client – this limitation shall also and any pre-approved guidelines, templates, rules, regulations and /or Principal Policy as these are subject to withdrawal, modification at the discretion of the Principal;

(ix)

maintain strict confidentiality / secrecy of all Confidential Information (as hereinafter defined) received from the Principal, including but not limited to any information pertaining to the details of the Principal’s businesses, employees, consultants, agents, contractors, clients, customers and any other information that it may become privy to, including but not limited to written, magnetic or optical media, and oral and visual disclosures, whether marked confidential or otherwise;

(x)

not solicit or hire, directly or indirectly any of the Principal’s existing, projected or future employees, consultants, agents, representatives, contractors, clients and /or customers during the term of this Agreement or beyond.

(xi)	keep all out-of-pocket expenses to its own account and not claim from the Principal in any manner whatsoever and in whatever manner classified per Clause 3.5 herein.

5.3	The Parties hereby jointly agree that:

(i)	they shall comply with all terms set out herein;

(ii)

upon signing this Agreement, each Party may under a trademark & logo use/license agreement permit a logo and a small description of the other Party to be pasted on its respective website during the Term of this Agreement, although neither Party shall be obliged to display the said logo of the other Party on its website, provided that the circumstances and manner in which such write up would be posted has been approved in writing by the Principal prior to the same being posted;

(iii)	either Party may invite the other on road shows, seminars and such similar marketing events;

(iv)

neither Party shall knowingly commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment or a violation of any law, statute, rule, governmental regulation or order leading to a material adverse effect on either of their respective business, financial condition or earnings.

(v)

that post the expiry of this Agreement, there shall be no obligation for the Business Processing and Marketing Partner to pay the Principal for any fresh contract that is signed with a Client by the Business Processing and Marketing Partner;

ARTICLE VI - TERM AND TERMINATION

6.1       This Agreement shall come into force on the Effective Date and be valid for a period of 36 (thirty six) months from the Effective Date unless otherwise terminated as provided herein. The parties may renew the contract for a further term of 36 (thirty six) months or a longer period as may be mutually agreed.

6.2       Either Party may terminate this Agreement, without cause, by giving ninety (90) days notice in writing to the other Party. However, the Principal shall be entitled to compensation for the fees for work done during the notice period of termination.

6.3       Either party may terminate this Agreement, for cause, upon giving thirty (30) days written notice to the other Party if:

(i)	the other discontinues its business for any reason whatsoever;

(ii)

the other Party declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of any provisions for relief under any bankruptcy or companies creditors’ arrangement legislation or makes an unauthorized assignment;

(iii)	a receiver, manager, receiver and manager or receiver-manager of all or part of the assets of the other Party is appointed;

(iv)	an order is made or a resolution is passed for the winding-up of the other Party;

(v)

the other Party defaults in its obligations hereunder, or is in breach of or threatens to breach any term, condition, obligation or covenant made by it or any representation or warranty made in this Agreement is untrue or ceases to be accurate and such breach has not been remedied within 30 days (or such other period as may be mutually agreed upon) from the date of the notice served to the defaulting party that has committed the breach; or

(vi)	if the provisions of Section 8 hereof are breached by the other Party.

6.4       Notwithstanding the expiry of the Term or the termination of this Agreement, the obligations of the Parties that are by the construction and intent thereof, intended by the parties to survive the termination of the Agreement, including but not limited to those pertaining to payment to the other Party, including, without limiting the generality of the foregoing, with respect to the provisions of Article III and Article VIII hereof, shall survive expiry or termination of this Agreement, and shall remain in full force and effect.

6.5       Notwithstanding anything contained herein and including expiry of the Term or termination of this Agreement, the work on the ongoing Client projects shall continue and be completed in accordance with the governing terms and conditions of the contract executed between the Client and the Principal.

ARTICLE VII - INDEMNIFICATION

7.1       Either Party (“Indemnifying Party”) shall defend, indemnify and hold harmless the other Party (“Indemnified Party”) and its Representatives from and against any and all losses, claims, liabilities, judgments and other matters, including but not limited to, legal actions initiated due to an act of willful misconduct or gross negligence attributable to the Indemnifying Party, which leads to an incurable breach of any of the representations, warranties or covenants of either Party under this Agreement.

7.2       When a Party (“Indemnifying Party”) receives notice of a potential claim which may be subject to indemnity, it shall promptly notify the other Party (“Indemnified Party”). The Indemnifying Party shall have the obligation to assume the defense of such claim by counsel designated by it and reasonably acceptable to the Indemnified Party, provided that the Indemnifying Party shall not settle or compromise any such claim, or consent to the entry of any judgment, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party and its Representatives shall fully cooperate with and timely assist the Indemnifying Party with the defense of such claim. If the Indemnifying Party fails to assume the defense of such claim as soon as reasonably possible, or in any event prior to the earlier of twenty (20) days after receipt of notice of the claim or five (5) days before the date an answer to a complaint or similar initiation of legal proceeding shall be due, the Indemnified Party shall have the right to undertake, at the Indemnifying Party’s expense, the compromise or settlement of any such claim on behalf of and at the risk and expense of the Indemnifying Party.

7.3       Notwithstanding anything contained in the foregoing, a Party aggrieved by a breach (“Aggrieved Party”) shall provide a notice in writing to the Party that has committed the breach (“Defaulting Party”) stating the reasons & background of such breach and according an opportunity for the Defaulting Party to initiate forthwith remedial action at the Defaulting Party’s cost in order to remedy the breach and unless agreed to otherwise in writing by the Parties, within 30 days of the date of such notice.

ARTICLE VIII - CONFIDENTIALITY

8.1.1     During the Term of this Agreement, both Parties, their directors, officers, employees and agents may have access to proprietary and confidential information of the Other Party or Clients (“Confidential Information”). Neither Party will disclose Confidential Information to any third Party during the term of this Agreement and for a period of 5 years after the expiration or termination of this Agreement, and in the case of Confidential Information that constitutes a trade secret under applicable law, for as long as such Confidential Information remains a trade secret. The Party disclosing Confidential Information is referred to in this Agreement as the “Disclosing Party” and the Party receiving such Confidential Information is referred to as the “Receiving Party.” Receiving Party will protect the confidentiality of the Confidential Information with no less care than it protects the confidentiality of its own proprietary and confidential information and materials of like kind, but in no event will the Receiving Party protect the confidentiality of the Confidential Information with less than a reasonable standard of care. Access to the Confidential Information must be restricted to personnel of Receiving Party on a need-to-know basis.

8.1.2     Confidential Information includes, but is not limited to the following: (i) All application, operating system, database, communications and other computer software, whether now or hereafter existing, and all modifications, enhancements, and versions thereof and all options with respect thereto, and all future products developed or derived there from; (ii) All source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts and related documentation and manuals, and methodologies used in the design, development and implementation of software products; (iii) Marketing and product plans, customer lists, prospect lists, pricing information (other than published price lists); (iv) Financial information and reports; (v) Employee and contractor data; and (vi) Research and development plans and results, including without limitation specialized know-how, technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, or models; and (vii) correspondence and other documents marked confidential.

8.1.3     Confidential Information shall not include information that: (i) is in or subsequently becomes part of the public domain through no fault of the Receiving Party; (ii) is lawfully received from a third party having the right to disclose such Confidential Information; (iii) is independently developed by the Receiving Party without breach of this Agreement; or (iv) is disclosed with the written approval of the Disclosing Party. If Receiving Party receives a subpoena or other validly issued administrative or judicial process demanding Confidential Information or is required by any law or regulation to disclose any Confidential Information, Receiving Party must promptly notify Disclosing Party and tender to it the defense of that demand. Unless the demand has been timely limited, quashed or extended, Receiving Party will thereafter be entitled to comply with such demand to the extent permitted by law.

8.1.4     All Confidential Information made available under this Agreement, including copies of Confidential Information, must be returned to the Disclosing Party upon: (a) termination or expiration of this Agreement for any reason, or (b) upon the request by the Disclosing Party. Any materials prepared by the Receiving Party which include any Confidential Information of the Disclosing Party, including summaries or extracts thereof, must be destroyed, and written certification of such destruction provided to the Disclosing Party.

ARTICLE IX - ARBITRATION

9.1       The resolution of any dispute arising between the Parties shall be settled through amicable negotiation. All disputes shall, if remaining unresolved after a lapse of 10 days since the occurrence, be settled through arbitration by a sole arbitrator who shall be chosen by the Parties. Arbitration shall be held in in accordance with the laws of Philippines; and in the event that an appeal is made from the arbitration order, the competent Courts of Phillipines shall have sole jurisdiction. During the pendency of the arbitration proceedings, both Parties shall continue to fulfill their obligations under this Agreement, save and except such obligations that may be the subject matter of the arbitration. Any failure by a Party to fulfill its obligations hereunder which are not the subject of the arbitration shall be deemed to be a material breach of this Agreement and the non-breaching Party shall be entitled to all remedies available to it, whether under this Agreement, contract, law or equity and each such remedy shall be independent of the other.

9.2       Notwithstanding the foregoing, in the event of a breach or threatened breach of the provisions of this Agreement, damages to be suffered by a Party, if any, which may not be fully compensated in money damages alone, and accordingly, the Parties will in addition to other available legal or equitable remedies, be entitled to an injunction against such breach or threatened breach without any requirement to post bond, as a condition of such relief, and also specific performance of the obligations and undertakings of the Parties as provided for in this Agreement.

ARTICLE X – MISCELLANEOUS

10.1      Non Exclusivity. The Parties hereby agree that this Agreement and the understanding herein is on a non-exclusive basis, save as may be specifically provided to the contrary herein, and the Parties hereto are free to enter into similar arrangements with other parties subject to clause 2.6 and similar provisions stated elsewhere in the agreement .

10.2      Survival. The Parties hereby agree that the representations, warranties, confidentiality and confidential information, arbitration, and indemnities, given hereunder shall survive termination of this Agreement. The Parties hereby also agree that the obligations of the Parties with respect to payments to the other Party, including, without limiting the generality of the foregoing, with respect to the provisions of Article III and Article VIII shall survive the expiry of the Term and/or the termination of this Agreement.

10.3      Notices. Any notice or other communication hereunder shall be in writing, shall be sent via registered or certified mail, or courier and shall be deemed given when deposited, postage prepaid, in the mail or to the courier service, to the last known address of the other Party or to such address as any of the Parties shall advise the other in writing.

Addresses of Parties for service of notices: -

Principal: HTMT Global Solutions Ltd.	IA Global, Inc.
Phillipines Branch
Attn:	CEO	Attn: CEO
Fax:	632-434-5212	Fax: 1-415-946-8801
Address: HTMT Cyberpark	Address: 101 California St,
86 E Rodriguez Ave. Brgy Ugong Norte	Suite 2450,
Quezon City 1110 Philippines	San Francisco, California 94111, USA

With a Copy to:	With a Copy to:

10.4      Remedies. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every remedy shall be cumulative and shall be in addition to every remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Parties hereto shall not constitute a waiver by such Party of the right to pursue any other available remedy.

10.5      Limitation of Liability. Neither party shall be liable to the other for any indirect, incidental, delay, special, punitive, or consequential damages, including damages for lost opportunities, lost profits from this Agreement or any other transaction, or lost savings, whether arising in contract, tort or otherwise, even if such damages were foreseeable or result from a breach of this Agreement.

The liability of the Principal under this Agreement shall be limited to a sum equivalent to the average fee of three (3) months received from the Business Processing and Marketing Partner for services rendered under this agreement .

10.6      Severance. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be severed reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.7       Relationship.

a.         Business Processing and Marketing Partner will act at all times as an independent entity, and nothing contained in this Agreement shall be construed to make or create any relationship of a principal, partner or agent or employee of the other or by whatever name called. Unless otherwise defined in this Agreement Business Processing and Marketing Partner shall not represent itself to be the agent, or employee, of Principal and shall not obligate the Principal or otherwise cause the Principal to be liable under any contract or agreement, unless expressly agreed through a separate agreement between the parties. Business Processing and Marketing Partner and Principal shall each be solely responsible for payment of its taxes and payment of its own employees and independent contractors, including payment of applicable governmental benefits or obligations under the applicable laws of any country and other legal requirements arising out of the performance of its obligations/responsibilities under this Agreement.

b.         The parties agree that the Principal shall not have any privity of contract with the clients of the Business Processing and Marketing Partner and the contractual relations shall be restricted between the Principal and the Business Processing and Marketing Partner under this agreement.

c.         The Parties acknowledge that they are not entitled to compensation or benefits from the other Party other than as provided under this Agreement. Neither Party has authority to enter into agreements of any kind on behalf of the other.

10.9      Waiver. The rights which each Party has under this Agreement shall not be prejudiced or restricted by any indulgence or forbearance extended to the other Party. No waiver will be effective unless given in writing and signed on behalf of the party making such waiver. No waiver will be implied from conduct or failure to enforce rights. No waiver by any Party in respect of a breach shall operate as a waiver in respect of any subsequent breach.

10.10    Assignments. Neither Party shall assign this Agreement in whole or in part, nor delegate or subcontract its duties or obligations under this Agreement or any amounts payable pursuant to this Agreement to a third party without the prior written consent of the Other Party. For the purposes of clarity, third party shall not include Principal’s group or affiliate companies.

10.11    Governing Law and Jurisdiction. This Agreement shall be construed, interpreted and applied in accordance with, and shall be governed by, the laws of Philippines. The Parties hereto expressly submit to the exclusive jurisdiction of the courts of Phillipines which courts shall have the exclusive jurisdiction to entertain any dispute or suit arising out of or in relation to this Agreement.

10.12    Duplicate Originals. This Agreement is being executed in duplicate stamped copies as two originals of the same and the Parties agree that each such stamped duplicate copy shall be deemed an original of this Agreement.

10.13    Electronic and Facsimile Transmission. The Parties hereto agree that this Agreement may be transmitted electronically, or by facsimile or such similar device and that the reproduction of signatures electronically or by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF, the Parties have executed this agreement as of the date first above written.

HTMT Global Solutions Ltd :

Represented by Pushkar Misra – CEO , Phillipines Branch

Per: /s/ Misra Pushkar______________________

Name:

Title:

I have authority to bind the Corporation

Signed on the 9th day of January, 2009

IA Global, Inc., Represented by Per: /s/ Glenn Espino___________________ Name: Title: I have authority to bind the Corporation Signed on the 9th day of January, 2009